FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of September 29, 2009, is made and entered into by and among MIDATLANTIC BANCORP, INC., a Virginia corporation ("MidAtlantic"), GAF MERGER CORP., a Virginia corporation ("Merger Sub") and Greater Atlantic Financial Corp., a Delaware corporation ("Greater Atlantic").

     WHEREAS, MidAtlantic, Merger Sub and Greater Atlantic entered into an Agreement and Plan of Merger, dated as of June 15, 2009 (the "Agreement"); and

     WHEREAS, pursuant to the terms of the Agreement, Merger Sub will be merged into Greater Atlantic with Greater Atlantic surviving the merger (the "Merger"); and

     WHEREAS, Section 7.1(d) of the Agreement provides that the Board of Directors of Greater Atlantic or MidAtlantic may terminate the Agreement in the event the Merger is not consummated by September 30, 2009; and

     WHEREAS, pursuant to Section 8.3 of the Agreement, MidAtlantic, Greater Atlantic and Merger Sub desire to amend Section 7.1(d) of the Agreement to extend the date on which the Agreement may be terminated if the Merger is not consummated to October 31, 2009; and

     WHEREAS, the Boards of Directors of each of the parties to the Agreement have authorized the execution of this Amendment.

     NOW THEREFORE, for valid consideration, the parties hereto agree as follows:


     Amendment to the  Agreement.  Effective  as of the date of this  Amendment,
Section 7.1(d) of the Agreement shall be amended as follows:


     "(d) by either Acquisition Corp. or GAFC, in the event that the Merger is not consummated by October 31, 2009, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or"



                           [Signatures on next page.]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

                            MIDATLANTIC BANCORP, INC.

                            By:  /s/ Gary L. Martin
                                 ----------------------------------------------
                                 Name:    Gary L. Martin
                                 Title:   President


                            GAF MERGER CORP.

                            By:  /s/ Gary L. Martin
                                 ----------------------------------------------
                                 Name:    Gary L. Martin
                                 Title:   President


                            GREATER ATLANTIC FINANCIAL CORP.

                            By:  /s/ Carroll E. Amos
                                 ----------------------------------------------
                           Name: Carroll E. Amos
                                 Title:   President and Chief Executive Officer






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      [Signature page to Amendment to Agreement and Plan of Reorganization]